SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                  ABN AMRO Mortgage Corporation Series 1999-RS1
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                    36-3886007
            --------                                    ----------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

      181 West Madison Street
         Chicago, Illinois                                 60602
         -----------------                                 -----
(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /_/

     Securities Act registration statement file number to which this form relates: 333-57027-04 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                           Name of Each Exchange on Which each
       Title of Each Class to be so Registered                                  Class is to be Registered

ABN AMRO Mortgage Corporation, Resecuritization Pass-Through                  New York Stock Exchange, Inc.
Certificates, Series 1999-RS1,
Class B-2

ABN AMRO Mortgage Corporation, Resecuritization Pass-Through                  New York Stock Exchange, Inc.
Certificates, Series 1999-RS1,
Class B-3

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant's Securities to be Registered.

         The material set forth in the section captioned "Description of the Certificates" in the Registrant's prospectus supplement dated July 27, 1999 to the prospectus dated July 27, 1999, forming a part of the Registrant's registration statement on Form S-3 (File No. 333-57027-04) (the "Registration Statement"), is incorporated herein by reference.

Item 2.  Exhibits.

2.1      Certificate of incorporation of the Registrant.*

2.2      Bylaws of the Registrant.*

2.3      Form of the Registrant's ABN AMRO Mortgage Corporation,
         Resecuritization Pass-Through Certificates, Series 1999-RS1, Class
         B-2.**

2.4      Form of the Registrant's ABN AMRO Mortgage Corporation,
         Resecuritization Pass-Through Certificates, Series 1999-RS1, Class
         B-3.**

2.5 Pooling Agreement dated as of July 1, 1999 between the Registrant, as depositor, and The First National Bank of Chicago, as trustee, relating to the issuance of the ABN AMRO Mortgage Corporation, Resecuritization Pass-Through Certificates, Series 1999-RS1, Class B-2 and Class B-3.**

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*        Incorporated herein by reference to the Registrant's Registration
         Statement on Form S-3 (File No. 333-42127).

** Incorporated herein by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on August 13, 1999 with respect to the ABN AMRO Mortgage Corporation, Resecuritization Pass-Through Certificates, Series 1999-RS1.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                ABN AMRO Mortgage Corporation Series 1999-RS1, (Registrant)


                                By: The First National Bank of Chicago***,
                                    as Trustee


                                By:     /s/ Mary R. Fonti
                                    ------------------------------------------
                                    Name:   Mary R. Fonti
                                    Title:  Assistant Vice President

December 10, 1999

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***      This Form 8-A/A is being filed by the Trustee on behalf of Series
         1999-RS1 Trust, as Issuer of the ABN AMRO Mortgage Corporation, Resecuritization Pass-Through Certificates, Series 1999-RS1.